Exhibit 10.6
ROOTZOO INC.
110 Greene Street, Suite 403
New York, NY 10012
PEACEFUL POSSESSION LETTER AGREEMENT
June 6, 2010
EClips Media Technologies, Inc.
110 Greene Street, Suite 403
New York, NY 10012
Gentlemen:
During the first quarter of 2010 you have advanced a total of $130,450 to the undersigned (the “Debt”). Of the Debt, a sum of $100,000 plus interest and costs, which are payable on demand, were memorialized by the terms of that certain Secured Promissory Note of February 5, 2010 (the “Note”) and the Security Agreement dated as of February 5, 2010 (the “Security Agreement”), such obligations secured by all or substantially all of the assets of the undersigned. The undersigned further acknowledges that it received written notice of demand under the Note on May 15, 2010, failed to pay the amount due and therefore has defaulted in the payment of the Debt to you. Because such events of default have occurred and are continuing and the undersigned is unable to pay the Debt to you, the undersigned herewith grants to you, as of the date hereof, all rights of possession in and to the collateral set forth on Exhibit 1 hereto (the “Collateral”), as partial satisfaction of the Debt in accordance with Section 9-620 of the Uniform Commercial Code as enacted in the State of New York (the “UCC”).
This letter also serves as an authorization to any employee of the undersigned or any third party to grant you and/or your designee, and the undersigned hereby grants you and/or your designee, full and complete access to any premises and all properties and assets where the Collateral is located to allow you to take possession of any such Collateral in order to enforce your rights against and collect from the undersigned and appoints you as its attorney in fact for the purposes of this letter.
The undersigned knowingly and intelligently waives any rights it may have to notice and a hearing before a court of competent jurisdiction and consents to your entry on the premises where the aforesaid Collateral is located for the purposes set forth herein.
This letter agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.
[Signature page follows]

Very truly yours, ROOTZOO INC.
By:	/s/ Scott Frohman
Scott Frohman, President

ACCEPTED AND AGREED TO: ECLIPS MEDIA TECHNOLOGIES, INC.

By	/s/ Gregory D. Cohen

Gregory Cohen, Chief Executive Officer

EXHIBIT 1
COLLATERAL
“Collateral” shall mean all of the following property of Debtor:
(A) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all Accounts, Goods, real or personal property, all present and future books and records relating to the foregoing and all products and Proceeds of the foregoing, and as set forth below:
(i) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of all: Accounts, interests in goods represented by Accounts, returned, reclaimed or repossessed goods with respect thereto and rights as an unpaid vendor; contract rights; Chattel Paper; investment property; General Intangibles (including but not limited to, tax and duty claims and refunds, registered and unregistered patents, trademarks, service marks, certificates, copyrights trade names, applications for the foregoing, trade secrets, goodwill, processes, drawings, blueprints, customer lists, licenses, whether as licensor or licensee, choses in action and other claims, and existing and future leasehold interests and claims in and to equipment, real estate and fixtures); Documents; Instruments; letters of credit, bankers’ acceptances or guaranties; cash moneys, deposits; securities, bank accounts, deposit accounts, credits and other property now or hereafter owned or held in any capacity by Debtor, as well as agreements or property securing or relating to any of the items referred to above;
(ii) Goods: All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of goods, including, but not limited to:
(a) All Inventory, wherever located, whether now owned or hereafter acquired, of whatever kind, nature or description, including all raw materials, work-in-process, finished goods, and materials to be used or consumed in Debtor’s business; finished goods, timber cut or to be cut, oil, gas, hydrocarbons, and minerals extracted or to be extracted, and all names or marks affixed to or to be affixed thereto for purposes of selling same by the seller, manufacturer, lessor or licensor thereof and all Inventory which may be returned to Debtor by its customers or repossessed by Debtor and all of Debtors’ right, title and interest in and to the foregoing (including all of Debtor’s rights as a seller of goods);
(b) All Equipment and fixtures, wherever located, whether now owned or hereafter acquired, including, without limitation, all machinery, furniture and fixtures, and any and all additions, substitutions, replacements (including spare parts), and accessions thereof and thereto (including, but not limited to Debtor’s rights to acquire any of the foregoing, whether by exercise of a purchase option or otherwise);

(iii) Property: All now owned and hereafter acquired right, title and interests of Debtor in, to and in respect of any other personal property in or upon which Debtor has or may hereafter have a security interest, lien or right of setoff;
(iv) Books and Records: All present and future books and records relating to any of the above including, without limitation, all computer programs, printed output and computer readable data in the possession or control of the Debtor, any computer service bureau or other third party; and
(v) Products and Proceeds: All products and Proceeds of the foregoing in whatever form and wherever located, including, without limitation, all insurance proceeds and all claims against third parties for loss or destruction of or damage to any of the foregoing.
(B) All now owned and hereafter acquired right, title and interest of Debtor in, to and in respect of the following:
(i) all shares of stock, partnership interests, member interests or other equity interests from time to time acquired by Debtor, in any current Subsidiary or any Subsidiary that is not a Subsidiary of the Debtor on the date hereof (“Future Subsidiaries”), the certificates representing such shares, and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares, interests or equity; and
(ii) all security entitlements of Debtor in, and all Proceeds of any and all of the foregoing in each case, whether now owned or hereafter acquired by Debtor and howsoever its interest therein may arise or appear (whether by ownership, security interest, lien, claim or otherwise).